Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-1

(Form Type)

Fortune Valley Treasures, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share(2)	457(o)	-	-	$17,250,000.00	.0001102	$1,900.95
Other	Underwriter Warrants(3)(4)	457(g) 457(o)	-	-	-
Equity	Common Stock underlying Underwriter Warrants(3)(5)	457(o)	-	-	$656,250.00	.0001102	$72.32
Total Offering Amounts					$17,906,250.00		$1,973.27
Total Fees Previously Paid							$2,462.34
Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.

(2)	Includes shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	The Registrant has agreed to issue, on the closing date of this offering, warrants to the representative of the underwriters, Joseph Stone Capital, LLC, in an amount equal to 3.5% of the aggregate number of shares of common stock sold by us in this offering. The exercise price of the underwriter warrants is equal to 125% of the price of our common stock offered hereby.

(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	The Registrant has agreed to issue warrants to Joseph Stone Capital, LLC, in an amount equal to 3.5% of the aggregate number of shares of common stock sold by us in this offering. The exercise price of the warrants is equal to 125% of the offering price of the common stock offered hereby. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter’s warrants is $656,250, which is equal to 125% of $525,000 (3.5% of $15,000,000).